EXHIBIT 11.1
                                                                    Page 1 of 2
                             UNISYS CORPORATION
                 STATEMENT OF COMPUTATION OF EARNINGS PER SHARE
             FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1995
                                (UNAUDITED)
                        (Millions, except share data)


Primary Earnings Per Common Share                     1996            1995
                                                   -----------     -----------
Average Number of Outstanding Common Shares        172,369,855     171,184,699
Additional Shares Assuming
  Exercise of Stock Options                            430,426         816,414
                                                   -----------     -----------
Average Number of Outstanding Common Shares and
   Common Share Equivalents                        172,800,281     172,001,113
                                                   ===========     ===========

Income From Continuing Operations                       $  6.1          $ 39.7
Dividends on Series A, B and C Preferred Stock           (90.6)         ( 90.1)
Primary Earnings (Loss) on Common Shares Before         ------          ------
   Discontinued Operations                               (84.5)         ( 50.4)
Income From Discontinued Operations                                       12.5
                                                        ------          ------
Primary Earnings (Loss) on Common Shares                $(84.5)         $(37.9)
                                                        ======          ======
Primary Earnings (Loss) Per Common Share
   Continuing Operations                                 $(.49)          $(.29)
   Discontinued Operations                                                 .07
                                                        ------          ------
   Total                                                 $(.49)          $(.22)
                                                        ======          ======

Fully Diluted Earnings Per Common Share

Average Number of Outstanding Common
   Shares and Common Share Equivalents             172,800,281     172,001,113
Additional Shares:
   Assuming Conversion of Series A Preferred Stock 47,454,218 47,454,678 Assuming Conversion of 8 1/4%
     Convertible Notes due 2000                     33,697,387      33,697,387
   Assuming Conversion of 8 1/4% Convertible
     Notes due 2006                                 32,817,316
   Attributable to Stock Plans                         189,269          34,992
                                                   -----------     -----------
Common Shares Outstanding Assuming Full Dilution   286,958,471     253,188,170
                                                   ===========     ===========

Primary Earnings (Loss) on Common Shares Before
  Discontinued Operations                               $(84.5)         $(50.4)
Exclude Dividends on Series A Preferred Stock             79.9            79.9
Interest Expense on 8 1/4% Convertible Notes,
  due 2000, Net of Applicable Tax                         14.4            13.3
Interest Expense on 8 1/4% Convertible Notes,
  due 2006, Net of Applicable Tax                          9.4
                                                        ------          ------
Fully Diluted Earnings on Common Shares Before
  Discontinued Operations                                 19.2            42.8
Income From Discontinued Operations                                       12.5
                                                        ------          ------
Fully Diluted Earnings on Common Shares                  $19.2           $55.3
                                                        ======          ======
Fully Diluted Earnings per Common Share
   Continuing Operations                                $  .07          $  .17
   Discontinued Operations                                                 .05
                                                        ------          ------
   Total                                                $  .07          $  .22
                                                        ======          ======

                                                                   EXHIBIT 11.1
                                                                    Page 2 of 2
                             UNISYS CORPORATION
                 STATEMENT OF COMPUTATION OF EARNINGS PER SHARE
             FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1995
                                (UNAUDITED)
                        (Millions, except share data)


                                                      1996            1995
                                                   -----------     -----------
Earnings (Loss) Per Common Share As Reported
Primary
  Continuing Operations                                  $(.49)          $(.29)
  Discontinued Operations                                                  .07
                                                        ------          ------
      Total                                              $(.49)          $(.22)
                                                        ======          ======
Fully Diluted
  Continuing Operations                                  $(.49)          $(.29)
  Discontinued Operations                                                  .07
                                                        ------          ------
      Total                                              $(.49)          $(.22)
                                                        ======          ======


The computation for 1996 and 1995 is based on the weighted average number of outstanding common shares. Neither period includes common stock equivalents or assumes conversion of the convertible notes or Series A preferred stock since such conversions would have been antidilutive.

                                                                EXHIBIT 11.2

                             UNISYS CORPORATION
               STATEMENT OF COMPUTATION OF EARNINGS PER SHARE
            FOR THE THREE MONTHS ENDED SEPTEMBER 30, 1996 AND 1995
                                (UNAUDITED)
                        (Millions, except share data)


Primary Earnings Per Common Share                     1996            1995
                                                   -----------     -----------
Average Number of Outstanding Common Shares        172,970,411     171,387,269
Additional Shares Assuming Exercise of
  Stock Options                                        366,692         644,899
                                                   -----------     -----------
Average Number of Outstanding Common Shares and
   Common Share Equivalents                        173,337,103     172,032,168
                                                   ===========     ===========

Income (Loss) From Continuing Operations                $ 14.2          $(32.2)
Dividends on Series A, B and C Preferred Stock           (30.2)          (30.2)
                                                        ------          ------
Primary Earnings (Loss) on Common Shares                $(16.0)         $(62.4)
                                                        ======          ======
Primary Earnings (Loss) Per Common Share                $( .09)         $ (.36)
                                                        ======          ======

Fully Diluted Earnings Per Common Share

Average Number of Outstanding Common
   Shares and Common Share Equivalents             173,337,103     172,032,168
Additional Shares:
   Assuming Conversion of Series A Preferred Stock 47,454,135 47,454,638 Assuming Conversion of 8 1/4% Convertible
     Notes due 2000                                 33,697,387      33,697,387
   Assuming Conversion of 8 1/4% Convertible
     Notes due 2006                                 43,490,909
   Attributable to Stock Plans                         334,225
                                                   -----------     -----------
Common Shares Outstanding Assuming Full Dilution   298,313,759     253,184,193
                                                   ===========     ===========

Primary Earnings (Loss) on Common Shares                $(16.0)         $(62.4)
Exclude Dividends on Series A Preferred Stock             26.6            26.6
Interest Expense on 8 1/4% Convertible Notes,
  due 2000, Net of Applicable Tax                          4.8             4.4
Interest Expense on 8 1/4% Convertible Notes,
  due 2006, Net of Applicable Tax                          4.2
                                                        ------          ------
Fully Diluted Earnings (Loss) on Common Shares           $19.6          $(31.4)
                                                        ======          ======

Fully Diluted Earnings (Loss) per Common Share           $ .07          $ (.12)
                                                        ======          ======
Earnings (Loss) Per Common Share As Reported
Primary                                                  $(.09)         $ (.36)
                                                        ======          ======

Fully Diluted                                            $(.09)         $ (.36)
                                                        ======          ======


The computation for 1996 and 1995 is based on the weighted average number of outstanding common shares. Neither period includes common stock equivalents or assumes conversion of the convertible notes or Series A preferred stock since such conversions would have been antidilutive.